Exhibit 10.8

DECARBONIZATION PLUS ACQUISITION CORPORATION IV

2744 Sand Hill Road, Suite 100

Menlo Park, CA 94025

[●], 2021

Riverstone Equity Partners LP

712 Fifth Avenue, 36th Floor

New York, NY 10019

Re:	Administrative Support Agreement

Ladies and Gentlemen:

This letter agreement by and between Decarbonization Plus Acquisition Corporation IV (the “Company”) and Riverstone Equity Partners LP (“Riverstone”), an affiliate of our sponsor, Decarbonization Plus Acquisition Sponsor IV LLC (“Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the Nasdaq Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination and the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i)Riverstone shall make available (or cause other persons to make available) to the Company, at 712 Fifth Avenue, 36th Floor, New York, NY 10019 (or any successor location of Riverstone), certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. As reimbursement therefor, the Company shall pay Riverstone (and Riverstone will receive on behalf of itself or, to the extent it causes another person to make support available to the Company, as nominee on behalf of such other person) the sum of $10,000 per month beginning on the Listing Date and continuing monthly thereafter until the Termination Date. Although the sums payable hereunder are fixed, the parties intend that such sums constitute solely a reimbursement for the costs described herein without any mark-up or other profits and agree that such fixed sums constitute a reasonable estimate of such costs.

(ii)Riverstone hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other part; provided, however, that Riverstone may assign this letter agreement, in whole or in part, to Sponsor or any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Sponsor without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

[Signature Page Follows]

Very truly yours,

DECARBONIZATION PLUS ACQUISITION CORPORATION IV

By:
	Name:	Peter Haskopoulos
	Title:	Chief Financial Officer, Chief Accounting Officer and Secretary

AGREED TO AND ACCEPTED BY:

RIVERSTONE EQUITY PARTNERS LP

By: RIVERSTONE HOLDINGS LLC,

its general partner

By:
Name:
Title:

Signature Page to

Administrative Support Agreement